Exhibit 99.1

CRITEO REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

Revenue ex-TAC and Adjusted EBITDA Above Top End of Guidance

Management to Provide Strategic Update on Earnings Call

NEW YORK - October 28, 2020 - Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced financial results for the third quarter ended September 30, 2020 that exceeded the top end of its most recent quarterly guidance, despite the continued impact of the pandemic.

Third Quarter 2020 Financial Highlights:

Our financial results reflect the continued impact of the pandemic on our business. The following table summarizes our consolidated financial results for the three months ended September 30, 2019 and 2020:

	Three Months Ended
	September 30,
	2020	2019	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$470	$523	(10)%
Net Income	$5	$21	(74)%
Diluted EPS	$0.09	$0.28	$ (0.19)
Cash from operating activities	$51	$43	18%
Net cash position	$627	$409	53%

Non-GAAP Results[1]
Revenue ex-TAC	$186	$221	(16)%
Revenue ex-TAC margin	40%	42%
Adjusted EBITDA	$49	$64	(23)%
Adjusted diluted EPS	$0.40	$0.54	$ (0.14)
Free Cash Flow	$38	$19	98%

Megan Clarken, Chief Executive Officer of Criteo, said, "We are pleased to deliver better performance than expected on both the top and bottom lines, demonstrating the continued resilience of our business during the pandemic, relentless focus on improving execution and the talent, strength and dedication of our great people."
Clarken continued: "As we look forward, we are transforming our company to a Commerce Media Platform over the next few years to maximize the value of our unique Reach and Commerce assets, enabling our strong customer base, including global brands and retailers, to optimize their sales and digital advertising returns. We believe we have a path to growth over time with a clear product roadmap, a dedicated leadership team and the financial strength to support growth investments."

Operating Highlights

•Criteo and The Trade Desk collaborate on industry wide Unified ID 2.0, an upgraded alternative to third-party cookies.
•Total clients grew 3% year-over-year to close to 20,600 after adding over 200 net new clients, the highest number since Q4 2019.
•Same-client revenue2 declined 6% year-over-year (vs. 13% decline in Q2 2020) and same-client Revenue ex-TAC2 decreased 11% year-over-year (vs. 14% decline in Q2 2020) at constant currency3, including approximately 17 points directly attributable to the COVID-19 disruption on both.
•New solutions grew 43% year-over-year to 19% of total Revenue ex-TAC.
•Retail Media grew close to 60% year-over-year, and same-client Revenue ex-TAC for Retail Media increased 70% year-over-year.
•Our direct header-bidding technology now connects to close to 5,000 direct publishers.
___________________________________________________
1 Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
2Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.
3Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2019 average exchange rates for the relevant period to 2020 figures.

Financial Summary

Revenue for the quarter was $470 million and Revenue ex-TAC was $186 million. Adjusted EBITDA was over $49 million, resulting in an adjusted diluted EPS of $0.40. These all reflect year-over-year declines, largely due to the anticipated negative COVID impact. Excluding the impact of the pandemic, we estimate that Revenue ex-TAC declined about 2% in Q3 2020. Free cash flow was $38 million in Q3 2020, growing 98% year-over-year, and $98 million for the nine months 2020. We have $627M cash on the balance sheet, which includes $158M from the Revolving Credit Facility.

Sarah Glickman, Chief Financial Officer, said, "During Q3 we continued to make progress against all four of our strategic pillars and I am pleased that we were able to control costs and grow free cash flow. Our goal now is to return to growth and ensure smart investment allocation while reducing fixed costs."

Revenue and Revenue ex-TAC

Revenue declined 10% year-over-year, or 11% at constant currency, to $470 million (Q3 2019: $523 million), after an estimated $80 million net negative business impact from the COVID-19 disruption, or approximately 15 points of the year-over-over decline at constant currency. Revenue ex-TAC decreased 16% year-over-year, or 16% at constant currency, to $186 million (Q3 2019: $221 million), after an approximately $33 million net negative business impact from the COVID-19 disruption, or approximately 15 points of the year-over-over decline at constant currency. Growth in our midmarket business and increased adoption of new solutions were offset by the decline in our core business with large clients, primarily as a result of the COVID-19 pandemic impact, in particular on our Travel and Classifieds clients. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 40% (Q3 2019: 42%).

•In the Americas, Revenue declined 4% year-over-year, or 3% at constant currency, to $205 million and represented 43% of total Revenue. Revenue ex-TAC declined 13% year-over-year, or 11% at constant currency, to $74 million and represented 40% of total Revenue ex-TAC.
•In EMEA, Revenue declined 10% year-over-year, or 13% at constant currency, to $168 million and represented 36% of total Revenue. Revenue ex-TAC declined 14% year-over-year, or 17% at constant currency, to $71 million and represented 38% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue declined 20% year-over-year, or 21% at constant currency, to $98 million and represented 21% of total Revenue. Revenue ex-TAC declined 23% year-over-year, or 24% at constant currency, to $42 million and represented 22% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income decreased 74% year-over-year to $5 million (Q3 2019: $21 million). Net income margin as a percentage of revenue was 1% (Q3 2019: 4%). In the course of the third quarter 2020, we incurred $12 million in restructuring related and transformation costs. Net income available to shareholders of Criteo S.A. decreased 72% year-over-year to $5 million, or $0.09 per share on a diluted basis (Q3 2019: $19 million, or $0.28 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of these adjustments, decreased 31% year-over-year to $24 million, or $0.40 per share on a diluted basis (Q3 2019: $35 million, or $0.54 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA decreased 23% year-over-year, or 27% at constant currency, to $49 million (Q3 2019: $64 million), driven by the Revenue ex-TAC performance over the period, including the still meaningful impact of the COVID-19 pandemic, partly offset by effective expense management measures. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 27% (Q3 2019: 29%).

Operating expenses decreased 11% or $17 million, to $143 million (Q3 2019: $160 million), mostly driven by lower headcount-related expense and disciplined expense management across the Company. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring related and transformation costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 15% or $21 million, to $117 million (Q3 2019: $138 million), largely driven by lower headcount and robust expense management across the Company.

The Company intends to manage its expense base in a disciplined way, while also investing in growth and innovation.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased 18% year-over-year to $51 million (Q3 2019: $43 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased 98% to $38 million (Q3 2019: $19 million), representing 77% of Adjusted EBITDA for the third quarter (Q3 2019: 30%) and 66% for the first nine months 2020 (9 months 2019: 44%).

Cash and cash equivalents increased $208 million compared to December 31, 2019 to $627 million, after spending $44 million on share repurchases in the first nine months 2020, and preemptively drawing $158 million of the Company's €350 million Revolving Credit Facility (RCF) in the second quarter.

The Company had financial liquidity in excess of $870 million, including its cash position and RCF as of September 30, 2020.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of October 28, 2020.

As of now, we continue to see a significant impact to our business related to the pandemic, continued economic uncertainty, customer demand and supply chain logistics of our clients.

Fourth quarter 2020 guidance:
•We expect Revenue ex-TAC to be between $223 million and $230 million, implying constant-currency decline of approximately 15% at the midpoint.
◦Assumes less concentrated peak Holiday Season compared to prior years
◦Assumes continued slow rebound in our Travel and Classifieds verticals
◦Assumes $17M negative impact from Privacy headwinds in the fourth quarter
•We expect Adjusted EBITDA to be between $81 million and $88 million.

The above guidance for the fourth quarter ending December 31, 2020, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.882, a U.S. dollar-Japanese Yen rate of 107, a U.S. dollar-British pound rate of 0.79, a U.S. dollar-Korean Won rate of 1,196 and a U.S. dollar-Brazilian real rate of 5.23.

The above guidance assumes no acquisitions are completed during the fourth quarter ending December 31, 2020.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration.
During the period, we have broadened the definition of Adjusted EBITDA to exclude costs related to restructuring and transformation costs, in addition to restructuring charges previously excluded. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending December 31, 2020, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2020, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic is having a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings and provide a strategic update on a call that will take place today, October 28, 2020, at 8:00 AM EDT, 1:00 PM CEST. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

•U.S. callers:             +1 855 209 8212
•International callers:        +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,600 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Clemence Vermersch, Associate, Investor Relations, c.vermersch@criteo.com

Criteo Public Relations
Jessica Meyers, Director, Public Relations, Americas, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2019	September 30, 2020
Assets
Current assets:
Cash and cash equivalents	$418,763	$626,744
Trade receivables, net of allowances of $16.1 million and $38.3 million at December 31, 2019 and September 30, 2020, respectively	481,732	335,583
Income taxes	21,817	11,422
Other taxes	60,924	58,123
Other current assets	17,225	19,278
Total current assets	1,000,461	1,051,150
Property, plant and equipment, net	194,161	195,679
Intangible assets, net	86,886	78,340
Goodwill	317,100	319,595
Right of Use Asset - operating lease	142,044	120,283
Marketable securities	—	23,416
Non-current financial assets	21,747	20,174
Deferred tax assets	27,985	34,731
Total non-current assets	789,923	792,218
Total assets	$1,790,384	$1,843,368

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$390,277	$293,480
Contingencies	6,385	960
Income taxes	3,422	276
Financial liabilities - current portion	3,636	167,033
Lease liability - operating - current portion	45,853	48,691
Other taxes	50,099	45,998
Employee - related payables	74,781	68,709
Other current liabilities	35,886	43,299
Total current liabilities	610,339	668,446
Deferred tax liabilities	9,272	8,439
Retirement benefit obligation	8,485	10,634
Financial liabilities - non-current portion	769	44
Lease liability - operating - non-current portion	117,988	90,560
Other non-current liabilities	5,543	3,333
Total non-current liabilities	142,057	113,010
Total liabilities	752,396	781,456
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,197,181 and 66,083,172 shares authorized, issued and outstanding at December 31, 2019 and September 30, 2020, respectively.	2,158	2,155
Treasury stock, 3,903,673 and 5,989,258 shares at cost as of December 31, 2019 and September 30, 2020, respectively.	(74,900)	(92,450)
Additional paid-in capital	668,389	685,841
Accumulated other comprehensive loss	(40,105)	(19,658)
Retained earnings	451,725	452,932
Equity - attributable to shareholders of Criteo S.A.	1,007,267	1,028,820
Non-controlling interests	30,721	33,092
Total equity	1,037,988	1,061,912
Total equity and liabilities	$1,790,384	$1,843,368

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change

Revenue	$522,606	$470,345	(10)%	$1,608,876	$1,411,335	(12)%

Cost of revenue
Traffic acquisition cost	(301,901)	(284,401)	(6)%	(928,559)	(839,463)	(10)%
Other cost of revenue	(31,101)	(34,608)	11%	(86,205)	(102,328)	19%

Gross profit	189,604	151,336	(20)%	594,112	469,544	(21)%

Operating expenses:
Research and development expenses	(41,414)	(30,954)	(25)%	(132,006)	(99,716)	(24)%
Sales and operations expenses	(85,985)	(83,659)	(3)%	(277,397)	(244,414)	(12)%
General and administrative expenses	(32,835)	(28,672)	(13)%	(102,372)	(83,772)	(18)%
Total Operating expenses	(160,234)	(143,285)	(11)%	(511,775)	(427,902)	(16)%
Income from operations	29,370	8,051	(73)%	82,337	41,642	(49)%
Financial expense	(900)	(491)	(45)%	(4,228)	(1,828)	(57)%
Income before taxes	28,470	7,560	(73)%	78,109	39,814	(49)%
Provision for income taxes	(7,913)	(2,267)	(71)%	(23,614)	(11,943)	(49)%
Net Income	$20,557	$5,293	(74)%	$54,495	$27,871	(49)%

Net income available to shareholders of Criteo S.A.	$18,778	$5,227	(72)%	$48,721	$26,402	(46)%
Net income available to non-controlling interests	$1,779	$66	(96)%	$5,774	$1,469	(75)%

Weighted average shares outstanding used in computing per share amounts:
Basic	64,868,545	60,080,598		64,600,869	61,059,345
Diluted	66,067,045	61,027,795		65,916,219	61,644,827

Net income allocated to shareholders per share:
Basic	$0.29	$0.09	(69)%	$0.75	$0.43	(43)%
Diluted	$0.28	$0.09	(68)%	$0.74	$0.43	(42)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Net income	$20,557	$5,293	(74)%	$54,495	$27,871	(49)%
Non-cash and non-operating items	18,776	39,831	NM	72,735	105,742	45%
- Amortization and provisions	19,455	24,680	27%	57,381	79,631	39%
- Equity awards compensation expense (1)	11,165	6,803	(39)%	36,760	22,465	(39)%
- Net gain or loss on disposal of non-current assets	—	591	NM	—	2,734	NM
- Change in deferred taxes	(2,710)	(80)	(97)%	(1,374)	(7,697)	NM
- Change in income taxes	(9,309)	6,684	NM	(19,939)	7,411	NM
- Other	175	1,153	NM	(93)	1,198	NM
Changes in working capital related to operating activities	3,956	6,032	52%	36,243	7,663	(79)%
- (Increase) / Decrease in trade receivables	14,821	(4,177)	NM	120,164	122,529	2%
- Increase / (Decrease) in trade payables	(4,415)	8,494	NM	(77,895)	(95,303)	22%
- (Increase) / Decrease in other current assets	638	(2,762)	NM	2,150	2,288	6%
- Increase / (Decrease) in other current liabilities	(10,177)	6,303	NM	(4,726)	(20,145)	NM
- Change in operating lease liabilities and right of use assets	3,089	(1,826)	NM	(3,450)	(1,706)	(51)%
CASH FROM OPERATING ACTIVITIES	43,289	51,156	18%	163,473	141,276	(14)%
Acquisition of intangible assets, property, plant and equipment	(27,239)	(16,308)	(40)%	(69,343)	(57,037)	(18)%
Change in accounts payable related to intangible assets, property, plant and equipment	3,295	3,410	3%	(11,077)	13,870	NM
(Payment for) disposal of a business, net of cash acquired (disposed)	106	(3)	NM	(4,582)	(3)	(100)%
Change in other non-current financial assets	(165)	(280)	70%	(1,349)	(20,629)	NM
CASH USED FOR INVESTING ACTIVITIES	(24,003)	(13,181)	(45)%	(86,351)	(63,799)	(26)%
Proceeds from borrowings under line-of-credit agreement	—	3,193	NM	—	157,503	NM
Repayment of borrowings	(167)	(12)	(93)%	(506)	(181)	(64)%
Proceeds from capital increase	725	117	(84)%	638	101	(84)%
Repurchase of treasury stocks	(17,603)	(10,554)	(40)%	(17,603)	(43,655)	NM
Change in other financial liabilities	(928)	(1,083)	17%	(1,167)	(2,010)	72%
CASH (USED FOR) FROM FINANCING ACTIVITIES	(17,973)	(8,339)	(54)%	(18,638)	111,758	NM
Effect of exchange rates changes on cash and cash equivalents	(14,188)	18,927	NM	(13,732)	18,746	NM
Net increase (decrease) in cash and cash equivalents	(12,875)	48,563	NM	44,752	207,981	NM
Net cash and cash equivalents at beginning of period	422,053	578,181	37%	364,426	418,763	15%
Net cash and cash equivalents at end of period	$409,178	$626,744	53%	$409,178	$626,744	53%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(19,932)	$4,337	NM	$(44,927)	$(12,229)	(73)%
Cash paid for interest	$(337)	$(153)	(55)%	$(1,095)	$(819)	(25)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $10.8 million and $6.5 million of equity awards compensation expense for the quarter ended September 30, 2019 and 2020, respectively, and $35.7 million and $21.4 million of equity awards compensation for the nine months ended September 30, 2019 and 2020, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$43,289	$51,156	18%	$163,473	$141,276	(14)%
Acquisition of intangible assets, property, plant and equipment	(27,239)	(16,308)	(40)%	(69,343)	(57,037)	(18)%
Change in accounts payable related to intangible assets, property, plant and equipment	3,295	3,410	3%	(11,077)	13,870	NM
FREE CASH FLOW (1)	$19,345	$38,258	98%	$83,053	$98,109	18%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2019	2020	YoY Change	YoY Change at Constant Currency	2019	2020	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$213,937	$204,618	(4)%	(3)%	$645,904	$582,037	(10)%	(9)%
EMEA	185,556	167,800	(10)%	(13)%	589,558	517,535	(12)%	(12)%
Asia-Pacific	123,113	97,927	(20)%	(21)%	373,414	311,763	(17)%	(17)%
Total	522,606	470,345	(10)%	(11)%	1,608,876	1,411,335	(12)%	(12)%

Traffic acquisition costs
Americas	(129,047)	(130,756)	1%	3%	(390,083)	(366,095)	(6)%	(5)%
EMEA	(103,899)	(97,272)	(6)%	(10)%	(328,591)	(295,822)	(10)%	(9)%
Asia-Pacific	(68,955)	(56,373)	(18)%	(19)%	(209,885)	(177,546)	(15)%	(16)%
Total	(301,901)	(284,401)	(6)%	(7)%	(928,559)	(839,463)	(10)%	(9)%

Revenue ex-TAC (1)
Americas	84,890	73,862	(13)%	(11)%	255,821	215,942	(16)%	(14)%
EMEA	81,657	70,528	(14)%	(17)%	260,967	221,713	(15)%	(14)%
Asia-Pacific	54,158	41,554	(23)%	(24)%	163,529	134,217	(18)%	(18)%
Total	$220,705	$185,944	(16)%	(16)%	$680,317	$571,872	(16)%	(15)%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Net income	$20,557	$5,293	(74)%	$54,495	$27,871	(49)%
Adjustments:
Financial expense	900	491	(45)%	4,228	1,828	(57)%
Provision for income taxes	7,913	2,267	(71)%	23,614	11,943	(49)%
Equity awards compensation expense	11,770	6,803	(42)%	40,043	22,465	(44)%
Research and development	3,230	3,333	3%	11,458	7,771	(32)%
Sales and operations	4,398	3,190	(27)%	16,292	8,380	(49)%
General and administrative	4,142	280	(93)%	12,293	6,314	(49)%
Pension service costs	388	572	47%	1,173	1,649	41%
Research and development	188	286	52%	572	824	44%
Sales and operations	71	101	42%	214	291	36%
General and administrative	129	185	43%	387	534	38%
Depreciation and amortization expense	22,388	21,752	(3)%	62,999	66,098	5%
Cost of revenue	12,193	14,712	21%	32,175	40,581	26%
Research and development (1)	4,249	1,721	(59)%	11,260	9,029	(20)%
Sales and operations	4,178	4,176	—%	14,151	12,737	(10)%
General and administrative	1,768	1,143	(35)%	5,413	3,751	(31)%
Acquisition-related costs	—	112	NM	—	112	NM
General and administrative	—	112	NM	—	112	NM
Restructuring related and transformation costs (2)	303	12,181	NM	2,921	15,606	NM
Research and development	172	1,985	NM	296	3,493	NM
Sales and operations	131	5,357	NM	2,196	6,793	NM
General and administrative	—	4,839	NM	429	5,320	NM
Total net adjustments	43,662	44,178	1%	134,978	119,701	(11)%
Adjusted EBITDA (3)	$64,219	$49,471	(23)%	$189,473	$147,572	(22)%

(1) For the Nine Months Ended September 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019
($4.0 million in Research and development).
(2) For the Three Months Ended and the Nine Months Ended September 2019, and September 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
(Gain) from forfeitures of share-based compensation awards	(606)	—	(3,284)	—
Depreciation and amortization expense	—	—	1,228	—
Facilities and impairment related costs	—	7,023	1,647	8,817
Payroll related costs	909	2,858	3,330	4,489
Consulting costs related to transformation	—	2,300	—	2,300
Total restructuring related and transformation costs	303	12,181	2,921	15,606

For the Three Months Ended and the Nine Months Ended September 30, 2020, the cash outflows related to restructuring related and transformation costs were $6.2 million, and $13.0 million respectively, and were mainly compromised of payroll costs, broker fees and termination penalties related to facilities.

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Research and Development expenses	$(41,414)	$(30,954)	(25)%	$(132,006)	$(99,716)	(24)%
Equity awards compensation expense	3,230	3,333	3%	11,458	7,771	(32)%
Depreciation and Amortization expense (1)	4,249	1,721	(59)%	11,260	9,029	(20)%
Pension service costs	188	286	52%	572	824	44%
Restructuring related and transformation costs (2)	172	1,985	NM	296	3,493	NM
Non GAAP - Research and Development expenses	(33,575)	(23,629)	(30)%	(108,420)	(78,599)	(28)%
Sales and Operations expenses	(85,985)	(83,659)	(3)%	(277,397)	(244,414)	(12)%
Equity awards compensation expense	4,398	3,190	(27)%	16,292	8,380	(49)%
Depreciation and Amortization expense	4,178	4,176	—%	14,151	12,737	(10)%
Pension service costs	71	101	42%	214	291	36%
Restructuring related and transformation costs (2)	131	5,357	NM	2,196	6,793	NM
Non GAAP - Sales and Operations expenses	(77,207)	(70,835)	(8)%	(244,544)	(216,213)	(12)%
General and Administrative expenses	(32,835)	(28,672)	(13)%	(102,372)	(83,772)	(18)%
Equity awards compensation expense	4,142	280	(93)%	12,293	6,314	(49)%
Depreciation and Amortization expense	1,768	1,143	(35)%	5,413	3,751	(31)%
Pension service costs	129	185	43%	387	534	38%
Acquisition related costs	—	112	NM	—	112	NM
Restructuring related and transformation costs (2)	—	4,839	NM	429	5,320	NM
Non GAAP - General and Administrative expenses	(26,796)	(22,113)	(17)%	(83,850)	(67,741)	(19)%
Total Operating expenses	(160,234)	(143,285)	(11)%	(511,775)	(427,902)	(16)%
Equity awards compensation expense	11,770	6,803	(42)%	40,043	22,465	(44)%
Depreciation and Amortization expense (1)	10,195	7,040	(31)%	30,824	25,517	(17)%
Pension service costs	388	572	47%	1,173	1,649	41%
Acquisition-related costs	—	112	NM	—	112	NM
Restructuring related and transformation costs (2)	303	12,181	NM	2,921	15,606	NM
Total Non GAAP Operating expenses (3)	$(137,578)	$(116,577)	(15)%	$(436,814)	$(362,553)	(17)%

(1) For the Nine Months Ended September 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2)For the Three Months Ended and the Nine Months Ended September 2019, and September 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
(Gain) from forfeitures of share-based compensation awards	(606)	—	(3,284)	—
Depreciation and amortization expense	—	—	1,228	—
Facilities and impairment related costs	—	7,023	1,647	8,817
Payroll related costs	909	2,858	3,330	4,489
Consulting costs related to transformation	—	2,300	—	2,300
Total restructuring related and transformation costs	303	12,181	2,921	15,606

For the Three Months Ended and the Nine Months Ended September 30, 2020, the cash outflows related to restructuring related and transformation costs were $6.2 million, and $13.0 million respectively, and were mainly compromised of payroll costs, broker fees and termination penalties related to facilities.

(3) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Equity awards compensation expense
Research and development	$3,230	$3,333	3%	$11,458	$7,771	(32)%
Sales and operations	4,398	3,190	(27)%	16,292	8,380	(49)%
General and administrative	4,142	280	(93)%	12,293	6,314	(49)%
Total equity awards compensation expense	11,770	6,803	(42)%	40,043	22,465	(44)%

Pension service costs
Research and development	188	286	52%	572	824	44%
Sales and operations	71	101	42%	214	291	36%
General and administrative	129	185	43%	387	534	38%
Total pension service costs	388	572	47%	1,173	1,649	41%

Depreciation and amortization expense
Cost of revenue	12,193	14,712	21%	32,175	40,581	26%
Research and development (1)	4,249	1,721	(59)%	11,260	9,029	(20)%
Sales and operations	4,178	4,176	—%	14,151	12,737	(10)%
General and administrative	1,768	1,143	(35)%	5,413	3,751	(31)%
Total depreciation and amortization expense	22,388	21,752	(3)%	62,999	66,098	5%

Acquisition-related costs
General and administrative	—	112	NM	—	112	NM
Total acquisition-related costs	—	112	NM	—	112	NM

Restructuring related and transformation costs (2)
Research and development	172	1,985	NM	296	3,493	NM
Sales and operations	131	5,357	NM	2,196	6,793	NM
General and administrative	—	4,839	NM	429	5,320	NM
Total restructuring related and transformation costs	$303	$12,181	NM	$2,921	$15,606	NM

(1) For the Nine Months Ended September 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2)For the Three Months Ended and the Nine Months Ended September 2019, and September 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
(Gain) from forfeitures of share-based compensation awards	(606)	—	(3,284)	—
Depreciation and amortization expense	—	—	1,228	—
Facilities and impairment related costs	—	7,023	1,647	8,817
Payroll related costs	909	2,858	3,330	4,489
Consulting costs related to transformation	—	2,300	—	2,300
Total restructuring related and transformation costs	303	12,181	2,921	15,606

For the Three Months Ended and the Nine Months Ended September 30, 2020, the cash outflows related to restructuring related and transformation costs were $6.2 million, and $13.0 million respectively, and were mainly compromised of payroll costs, broker fees and termination penalties related to facilities.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change

Net income	$20,557	$5,293	(74)%	$54,495	$27,871	(49)%
Adjustments:
Equity awards compensation expense	11,770	6,803	(42)%	40,043	22,465	(44)%
Amortization of acquisition-related intangible assets (1)	5,456	2,899	(47)%	16,393	12,594	(23)%
Acquisition-related costs	—	112	NM	—	112	NM
Restructuring related and transformation costs (2)	303	12,181	NM	2,921	15,606	NM
Tax impact of the above adjustments	(2,640)	(2,986)	13%	(7,971)	(5,611)	(30)%
Total net adjustments	14,889	19,009	28%	51,386	45,166	(12)%
Adjusted net income (3)	$35,446	$24,302	(31)%	$105,881	$73,037	(31)%

Weighted average shares outstanding
- Basic	64,868,545	60,080,598		64,600,869	61,059,345
- Diluted	66,067,045	61,027,795		65,916,219	61,644,827

Adjusted net income per share
- Basic	$0.55	$0.40	(27)%	$1.64	$1.20	(27)%
- Diluted	$0.54	$0.40	(26)%	$1.61	$1.18	(27)%

(1) For the Nine Months Ended September 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months Ended and the Nine Months Ended September 2019, and September 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2020	2019	2020
(Gain) from forfeitures of share-based compensation awards	(606)	—	(3,284)	—
Depreciation and amortization expense	—	—	1,228	—
Facilities and impairment related costs	—	7,023	1,647	8,817
Payroll related costs	909	2,858	3,330	4,489
Consulting costs related to transformation	—	2,300	—	2,300
Total restructuring related and transformation costs	303	12,181	2,921	15,606

For the Three Months Ended and the Nine Months Ended September 30, 2020, the cash outflows related to restructuring related and transformation costs were $6.2 million, and $13.0 million respectively, and were mainly compromised of payroll costs, broker fees and termination penalties related to facilities.

(3) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2020	YoY Change	2019	2020	YoY Change

Revenue as reported	$522,606	$470,345	(10)%	$1,608,876	$1,411,335	(12)%
Conversion impact U.S. dollar/other currencies		(3,800)			11,732
Revenue at constant currency(1)	522,606	466,545	(11)%	1,608,876	1,423,067	(12)%

Traffic acquisition costs as reported	(301,901)	(284,401)	(6)%	(928,559)	(839,463)	(10)%
Conversion impact U.S. dollar/other currencies		2,183			(6,473)
Traffic Acquisition Costs at constant currency(1)	(301,901)	(282,218)	(7)%	(928,559)	(845,936)	(9)%

Revenue ex-TAC as reported(2)	220,705	185,944	(16)%	680,317	571,872	(16)%
Conversion impact U.S. dollar/other currencies		(1,617)			5,259
Revenue ex-TAC at constant currency(2)	220,705	184,327	(16)%	680,317	577,131	(15)%
Revenue ex-TAC(2)/Revenue as reported	42%	40%		42%	41%

Other cost of revenue as reported	(31,101)	(34,608)	11%	(86,205)	(102,328)	19%
Conversion impact U.S. dollar/other currencies		(303)			(1,271)
Other cost of revenue at constant currency(1)	(31,101)	(34,911)	12%	(86,205)	(103,599)	20%

Adjusted EBITDA(3)	64,219	49,471	(23)%	189,473	147,572	(22)%
Conversion impact U.S. dollar/other currencies		(2,399)			(182)
Adjusted EBITDA(3) at constant currency(1)	$64,219	$47,072	(27)%	$189,473	$147,390	(22)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	29%	27%		28%	26%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	September 30,
	2019	2020
Shares outstanding as at January 1,	64,249,084	62,293,508
Weighted average number of shares issued during the period	351,785	(1,234,163)
Basic number of shares - Basic EPS basis	64,600,869	61,059,345
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,315,350	585,482
Diluted number of shares - Diluted EPS basis	65,916,219	61,644,827

Shares issued as at September 30, before Treasury stocks	66,173,983	66,083,172
Treasury stock as of September 30,	(1,807,251)	(5,989,258)
Shares outstanding as of September 30, after Treasury stocks	64,366,732	60,093,914
Total dilutive effect of share options, warrants, employee warrants	8,494,732	7,581,847
Fully diluted shares as at September 30,	72,861,464	67,675,761

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	YoY Change	QoQ Change

Clients	19,213	19,419	19,373	19,733	19,971	20,247	20,360	20,359	20,565	3%	1%

Revenue	528,869	670,096	558,123	528,147	522,606	652,640	503,376	437,614	470,345	(10)%	7%
Americas	211,247	317,350	217,993	213,974	213,937	306,250	191,745	185,674	204,618	(4)%	10%
EMEA	195,230	220,904	209,643	194,359	185,556	216,639	190,114	159,621	167,800	(10)%	5%
APAC	122,392	131,842	130,487	119,814	123,113	129,751	121,517	92,319	97,927	(20)%	6%

TAC	(305,387)	(398,238)	(322,429)	(304,229)	(301,901)	(386,388)	(297,364)	(257,698)	(284,401)	(6)%	10%
Americas	(126,406)	(196,168)	(131,545)	(129,491)	(129,047)	(189,092)	(120,022)	(115,317)	(130,756)	1%	13%
EMEA	(111,131)	(128,053)	(117,291)	(107,401)	(103,899)	(124,939)	(108,397)	(90,153)	(97,272)	(6)%	8%
APAC	(67,850)	(74,017)	(73,593)	(67,337)	(68,955)	(72,357)	(68,945)	(52,228)	(56,373)	(18)%	8%

Revenue ex-TAC (1)	223,482	271,858	235,694	223,918	220,705	266,252	206,012	179,916	185,944	(16)%	3%
Americas	84,841	121,182	86,448	84,483	84,890	117,158	71,723	70,357	73,862	(13)%	5%
EMEA	84,099	92,851	92,352	86,958	81,657	91,700	81,717	69,468	70,528	(14)%	2%
APAC	54,542	57,825	56,894	52,477	54,158	57,394	52,572	40,091	41,554	(23)%	4%

Cash flow from operating activities	50,256	85,600	67,220	52,964	43,289	59,359	56,743	33,377	51,156	18%	53%

Capital expenditures	29,656	45,408	23,684	32,792	23,944	17,520	11,737	18,532	12,898	(46)%	(30)%

Capital expenditures/Revenue	6%	7%	4%	6%	5%	3%	2%	4%	3%	N.A	N.A

Net cash position	458,690	364,426	395,771	422,053	409,178	418,763	436,506	578,181	626,744	53%	8%

Headcount	2,737	2,744	2,813	2,873	2,794	2,755	2,701	2,685	2,636	(6)%	(2)%

Days Sales Outstanding (days - end of month)	60	58	59	58	57	52	62	61	62	N.A	N.A

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.